UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2017

SOTHERLY HOTELS INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-32379	20-1531029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Francis Street Williamsburg, Virginia		23185
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (757) 229-5648

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders

Sotherly Hotels Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders on April 25, 2017 (the “Annual Meeting”).  The Company is providing the following information regarding the final results of the matters voted on by stockholders at the Annual Meeting:

a)	Election of seven (7) Directors to serve for the ensuing year and until their respective successors are elected:

Director Nominee	Votes For	Votes Withheld	Broker Non‑Votes
David J. Beatty	6,245,553	702,392	6,332,198
David R. Folsom	6,244,270	703,675	6,332,198
G. Scott Gibson IV	6,808,132	139,813	6,332,198
Andrew M. Sims	6,243,528	704,417	6,332,198
Edward S. Stein	6,173,929	774,016	6,332,198
Herschel J. Walker	6,183,915	764,030	6,332,198
Gen. Anthony C. Zinni	6,185,855	762,090	6,332,198

b)

Ratification of the appointment of Dixon Hughes Goodman LLP, the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017:  13,163,664 shares in favor, 44,007 shares against and 72,472 shares abstaining.  There were no broker non-votes for this proposal.

c)	An advisory vote on executive compensation: 6,658,953 shares in favor, 99,217 shares against and 189,775 shares abstaining. There were 6,332,198 broker non-votes for this proposal.

d)

A non-binding shareholder proposal from UNITE HERE regarding shareholder amendment of our bylaws:  2,347,801 shares in favor, 4,331,608 shares against and 268,536 shares abstaining.  There were 6,332,198 broker non-votes for this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: April 26, 2017	SOTHERLY HOTELS INC.

	By:	/s/ Anthony E. Domalski
Anthony E. Domalski
Chief Financial Officer